Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

July 27, 2006

YRC Worldwide Reports Highest Quarterly EPS in Company History

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced second quarter 2006 adjusted diluted earnings per share (“EPS”) of $1.62 compared to $1.40 per share in second quarter 2005. Second quarter 2006 adjusted EPS excludes $.04 related to reorganization expenses and net gains on property disposals that the company does not consider a part of core operations. Reported EPS for second quarter 2006 was $1.58. Both the adjusted and reported EPS for second quarter 2006 include $.01 of dilution from the company’s contingent convertible notes based on an average YRCW stock price of $40.58 for the quarter.

“Due to a combination of strong execution, our unique cost initiatives, and a good economy, we increased second quarter earnings per share by 16% compared to last year,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “Our highest ever quarterly earnings per share of $1.62 was more than our revised guidance of $1.53 to $1.58, as all of our business units performed better than expected late in the quarter.”

YRC Worldwide reported the following consolidated results for the second quarter 2006:

•	Record quarterly operating revenue of $2.57 billion compared to second quarter last year of $2.09 billion, a 23% increase.

•	Adjusted operating income of $177 million compared to second quarter 2005 adjusted operating income of $138 million, an increase of $39 million or 28%. Adjustments in 2006 related to reorganization expenses and net gains on property disposals. Reported operating income was $172 million compared to reported operating income of $136 million in 2005.

For the six months ended June 30, 2006, YRC Worldwide reported the following consolidated results:

•	Adjusted diluted EPS of $2.34 compared to $2.32 for the same period last year. Reported diluted EPS of $2.29 compared to $2.34 for the same period in 2005.

•	Operating revenue of $4.94 billion, up 31% from the same period last year.

•	Adjusted operating income of $265 million compared to $225 million for the six months ended June 30, 2005, an increase of $40 million or 18%. Adjustments in 2006 related to reorganization expenses and net gains on property disposals. Reported operating income was $260 million compared to reported operating income of $226 million in 2005.

Please note the 2006 results include the USF companies for the entire period. The 2005 results include the USF companies from the date of the company’s acquisition of USF Corporation on May 24, 2005.

Selected Segment Highlights for Second Quarter 2006

•	YRC Regional Transportation

•	Second quarter revenue of $654 million.

•	Adjusted operating income of $53 million and an adjusted operating ratio of 91.8%. Reported operating income of $54 million with a reported operating ratio of 91.8%.

•	LTL revenue per hundred weight up 9.4% when compared to second quarter 2005.*

•	Total tonnage per day up 5.1% and LTL tonnage per day up 4.6% from second quarter 2005.*

•	Roadway

•	Second quarter revenue of $877 million, up 5.5% from second quarter last year.

•	Adjusted operating income of $57 million compared to $52 million in second quarter 2005. Reported operating income of $58 million compared to $51 million in second quarter last year.

•	LTL revenue per hundred weight, adjusted for business mix, up 7.0% compared to second quarter last year.

•	Total tonnage up 2.4% and LTL tonnage up 1.8% when compared to second quarter last year, after adjusting for Good Friday.

•	Yellow Transportation

•	Second quarter revenue of $886 million, up 4.1% from second quarter last year.

•	Adjusted operating income of $69 million, consistent with second quarter 2005, and reported operating income of $66 million.

•	LTL revenue per hundred weight, adjusted for business mix, up 6.6% compared to second quarter last year.

•	Total tonnage up 1.2% and LTL tonnage consistent with last year, after adjusting for Good Friday.

•	Meridian IQ

•	Second quarter revenue of $154 million.

•	Adjusted operating income of $4.3 million compared to $3.6 million in second quarter 2005. Reported operating income of $2.7 million compared to $3.6 million in second quarter 2005.

*	Includes the operating companies of New Penn Motor Express, USF Bestway, USF Holland and USF Reddaway.

For complete statistical information, refer to the company’s website at yrcw.com under Investor Relations and then select Earnings Releases & Operating Statistics.

Outlook

“We feel good about the progress made during the quarter at all of our business units. We expected to quickly get back on track after the first quarter results and we did. We anticipate a healthy economy and look forward to a solid second half of the year,” Zollars said.

The company’s expectations include the following:

•	Full year 2006 EPS between $5.65 and $5.85, including $.08 per share of dilution from the contingent convertibles based on a year-to-date average YRCW stock price of $43.41.

•	Third quarter 2006 EPS between $1.70 and $1.80, including $.02 per share of dilution from the contingent convertibles based on the third quarter-to-date YRCW average stock price of $42.53.

•	Full year 2006 consolidated revenue of about $10 billion, interest expense between $90 and $92 million and a consolidated income tax rate of 38.3%.

•	Diluted average shares of around 59 million.

•	2006 gross capital expenditures between $375 and $400 million.

Review of Financial Results

YRC Worldwide (NASDAQ: YRCW) will host a conference call for the investment community on Friday, July 28, 2006, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The conference ID number is 1605043. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com.

An audio playback will be available beginning two hours after the call ends until midnight on August 11, 2006, by calling 1.800.642.1687 and then entering the access code 1605043. An audio playback also will be available for 30 days after the call via the StreetEvents and YRC Worldwide web sites.

*    *    *    *    *

The preceding disclosures contain references to ‘reported’ and ‘adjusted’ operating income and earnings per share. Reported numbers include property gains and losses, reorganization expenses and acquisition charges, while adjusted numbers exclude these items. Management adjusts for these items when evaluating operating performance to more accurately compare the results among periods.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results, revenue and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, a downturn in general or regional economic activity, changes in equity and debt markets, effects of a terrorist attack, and labor relations, including (without limitation), the impact of work rules, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

The company’s expectations for the amount of its diluted average shares are only its expectations regarding this amount. Actual diluted average shares could differ based on a number of factors including (among others) the number of employee and director stock option exercises, actual amounts of stock awarded to employees and directors during the year, the dilutive impact of the contingent convertible notes based on the company’s average stock price, and any unanticipated issuance of stock for currently unplanned financings or acquisitions.

The company’s expectations regarding its interest expense are only its expectations regarding this expense. Actual interest expense could differ based on a number of factors including (among others) the company’s revenue and profitability results and the factors that affect revenue and results described above, the amount, character and interest rate on the company’s outstanding debt and any financings the company may enter into in the future.

The company’s expectations regarding its gross capital expenditures are only its expectations regarding these expenditures. Actual expenditures could differ based on (among others) the following factors: impacts on our business from the factors described above, the accuracy of our estimates of our spending requirements, the occurrence of any unanticipated acquisition opportunities, changes in our strategic direction, the need to spend additional capital on cost reduction opportunities, and the need to replace any unanticipated losses in capital assets.

The company’s expectations regarding its effective tax rate are only its expectations regarding this rate. The actual rate could differ based on (among others) the following factors: variances in pre-tax earnings on both a consolidated and business units basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, Meridian IQ, USF Holland, USF Reddaway, USF Bestway, USF Glen Moore, and New Penn Motor Express. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 70,000 people.

Investor Contact:	Phil J. Gaines	Media Contact:	Suzanne Dawson
	YRC Worldwide		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	phil.gaines@yrcw.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2006	2005	2006	2005
OPERATING REVENUE	$2,565,779	$2,088,846	$4,939,940	$3,766,807

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,459,881	1,237,467	2,861,813	2,270,914
Operating expenses and supplies	468,422	333,592	918,349	590,049
Purchased transportation	280,618	228,331	533,904	411,984
Depreciation and amortization	74,722	59,080	148,162	105,048
Other operating expenses	105,600	92,444	212,466	164,125
(Gains) losses on property disposals, net	(3,226)	1,250	(2,344)	(1,984)
Reorganization and acquisition charges	7,481	864	7,481	864

Total operating expenses	2,393,498	1,953,028	4,679,831	3,541,000

OPERATING INCOME	172,281	135,818	260,109	225,807

NONOPERATING (INCOME) EXPENSES:
Interest expense	23,111	14,189	43,659	22,804
Other	(563)	(1,316)	(1,359)	(545)

Nonoperating expenses, net	22,548	12,873	42,300	22,259

INCOME BEFORE INCOME TAXES	149,733	122,945	217,809	203,548
INCOME TAX PROVISION	57,481	46,840	83,421	77,550

NET INCOME	$92,252	$76,105	$134,388	$125,998

AVERAGE SHARES OUTSTANDING-BASIC	57,464	52,639	57,419	50,728

AVERAGE SHARES OUTSTANDING-DILUTED	58,422	55,319	58,801	53,791

BASIC EARNINGS PER SHARE	$1.61	$1.45	$2.34	$2.48

DILUTED EARNINGS PER SHARE	$1.58	$1.38	$2.29	$2.34

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months
	2006	2005	%
Operating revenue:
Yellow Transportation	$885,850	$851,152	4.1
Roadway	876,851	830,870	5.5
YRC Regional Transportation	654,066	314,490 [a]	n/m
Meridian IQ	153,601	95,642 [a]	n/m
Corporate and other	(4,589)	(3,308)

Consolidated	2,565,779	2,088,846	22.8

Reported operating income (loss):
Yellow Transportation	66,320	68,491	(3.2)
Roadway	57,868	51,187	13.1
YRC Regional Transportation	53,587 [b]	19,845 [a]	n/m
Meridian IQ	2,737	3,567 [a]	n/m
Corporate and other	(8,231)[b]	(7,272)

Consolidated	172,281	135,818	26.8

Adjustments to operating income by segment [c] :
Yellow Transportation	2,401	148
Roadway	(735)	1,055
YRC Regional Transportation	(275)	394
Meridian IQ	1,525	2
Corporate and other	1,339	515

Consolidated	4,255	2,114

Adjusted operating income (loss):
Yellow Transportation	68,721	68,639	0.1
Roadway	57,133	52,242	9.4
YRC Regional Transportation	53,312	20,239	n/m
Meridian IQ	4,262	3,569	n/m
Corporate and other	(6,892)	(6,757)

Consolidated	$176,536	$137,932	28.0

Reported operating ratio:
Yellow Transportation	92.5%	92.0%
Roadway	93.4%	93.8%
YRC Regional Transportation	91.8%	93.7%
Meridian IQ	98.2%	96.3%
Consolidated	93.3%	93.5%

Adjusted operating ratio:
Yellow Transportation	92.2%	91.9%
Roadway	93.5%	93.7%
YRC Regional Transportation	91.8%	93.6%
Meridian IQ	97.2%	96.3%
Consolidated	93.1%	93.4%

Reconciliation of reported diluted earnings per share (EPS) to adjusted diluted EPS:
Reported diluted EPS	$1.58	$1.38
(Gains) losses on property disposals	(0.04)	0.01
Reorganization expenses	0.08	—
Acquisition charges	—	0.01

Adjusted diluted EPS	$1.62	$1.40

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Six Months
	2006	2005	%
Operating revenue:
Yellow Transportation	$1,726,358	$1,642,318	5.1
Roadway	1,682,116	1,597,639	5.3
YRC Regional Transportation	1,246,111	379,904 [a]	n/m
Meridian IQ	293,447	152,051 [a]	n/m
Corporate and other	(8,092)	(5,105)

Consolidated	4,939,940	3,766,807	31.1

Reported operating income (loss):
Yellow Transportation	97,874	117,318	(16.6)
Roadway	95,531	88,267	8.2
YRC Regional Transportation	75,010 [b]	27,890 [a]	n/m
Meridian IQ	5,214	4,608 [a]	n/m
Corporate and other	(13,520)[b]	(12,276)

Consolidated	260,109	225,807	15.2

Adjustments to operating income by segment [c] :
Yellow Transportation	1,794	(2,512)
Roadway	(151)	497
YRC Regional Transportation	(265)	371
Meridian IQ	1,513	—
Corporate and other	2,246	524

Consolidated	5,137	(1,120)

Adjusted operating income (loss):
Yellow Transportation	99,668	114,806	(13.2)
Roadway	95,380	88,764	7.5
YRC Regional Transportation	74,745	28,261	n/m
Meridian IQ	6,727	4,608	n/m
Corporate and other	(11,274)	(11,752)

Consolidated	$265,246	$224,687	18.1

Reported operating ratio:
Yellow Transportation	94.3%	92.9%
Roadway	94.3%	94.5%
YRC Regional Transportation	94.0%	92.7%
Meridian IQ	98.2%	97.0%
Consolidated	94.7%	94.0%

Adjusted operating ratio:
Yellow Transportation	94.2%	93.0%
Roadway	94.3%	94.4%
YRC Regional Transportation	94.0%	92.6%
Meridian IQ	97.7%	97.0%
Consolidated	94.6%	94.0%

Reconciliation of reported diluted EPS to adjusted diluted EPS:
Reported diluted EPS	$2.29	$2.34
Gains on property disposals	(0.03)	(0.03)
Reorganization expenses	0.08	—
Acquisition charges	—	0.01

Adjusted diluted EPS	$2.34	$2.32

[a]	Includes the revenue and operating income of USF operating companies since May 24, 2005, the date of acquisition.
[b]	Amounts related to USF Dugan and USF Red Star, which were shut down in previous periods, have been classified in ‘Corporate and Other’ for 2006. The 2005 amounts continue to be classified in YRC Regional Transportation.
[c]	Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the 2006 period herein consist of property gains and losses and reorganization expenses. Adjustments presented in the 2005 period herein consist of property gains and losses and acquisition charges.

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Six Months Ended June 30,
	2006	2005
Net cash from operating activities	$157,923	$184,649
Net cash used in investing activities	(243,507)	(862,386)
Net cash provided by financing activities	86,826	633,643
Gross capital expenditures	(250,162)	(120,523)
Net capital expenditures	(226,117)	(108,086)
Proceeds from exercise of stock options	2,296	800
Free cash flow [a]	(65,898)	77,363

	June 30, 2006	December 31, 2005
Cash and cash equivalents	$83,603	$82,361
Accounts receivable, net	1,254,080	1,164,383
Net property and equipment	2,299,273	2,205,792
Total assets	6,001,965	5,734,189
Asset backed securitization borrowings	449,500	374,970
Long-term debt, less current portion	1,118,291	1,113,085
Total debt	1,567,791	1,488,055
Total shareholders’ equity	2,088,245	1,936,488
Debt to capitalization [b]	42.9%	43.5%
Debt to capitalization, less cash	41.5%	42.1%

[a]	Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.
[b]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.